Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Advisors
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2024
Broad-based Contributions Drive Strong Revenue and Profit Growth

Company Increases Quarterly Dividend by 17%

BOSTON, October 31, 2024 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal third quarter ended September 28, 2024.
“Continued momentum in the business and demand for our services drove CRA’s quarterly revenue to $167.7 million, representing 13.7% year-over-year growth and the highest third-quarter revenue in the Company’s history,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our performance was broad based, with seven of eleven practices growing revenue year over year. Five practices—Antitrust & Competition Economics, Energy, Financial Economics, Intellectual Property, and Risk, Investigations & Analytics—each grew by more than 10% year over year. At the same time, our North American operations continued its strong performance by expanding revenue 16.4% year over year. We continue to effectively manage the business, converting CRA’s top-line performance into strong profitability that grew at rates faster than revenue. In fact, this performance represents the highest third-quarter profitability in the Company’s history as measured by net income, earnings per share, and EBITDA.”

Highlights for Third Quarter Fiscal 2024
•Revenue grew 13.7% year over year to $167.7 million.
•Utilization was 76% and quarter-end headcount decreased 3.6% year over year.
•Net income increased 33.1% year over year to $11.4 million, or 6.8% of revenue, compared with $8.6 million, or 5.8% of revenue, in the third quarter of fiscal 2023; non-GAAP net income increased 51.0% year over year to $12.1 million, or 7.2% of revenue, compared with $8.0 million, or 5.4% of revenue, in the third quarter of fiscal 2023.
•Earnings per diluted share increased 38.0% year over year to $1.67 from $1.21 in the third quarter of fiscal 2023; non-GAAP earnings per diluted share increased 56.6% year over year to $1.77 from $1.13 in the third quarter of fiscal 2023.
•Non-GAAP EBITDA increased 54.8% to $21.3 million, or 12.7% of revenue, compared with $13.8 million, or 9.3% of revenue, in the third quarter of fiscal 2023.
•On a constant currency basis relative to the third quarter of fiscal 2023, revenue, GAAP net income, and earnings per diluted share would have been lower by $0.5 million, $0.1 million, and $0.02 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.1 million, $0.02, per diluted share and $0.2 million, respectively.
•CRA returned $2.9 million of capital to its shareholders via quarterly dividend payments.

Management Commentary and Financial Guidance
“Through the first three quarters of fiscal 2024, on a constant currency basis relative to fiscal 2023, CRA generated total revenue of $509.4 million and non-GAAP EBITDA of $65.6 million, achieving a margin of 12.9%,” continued Maleh. “Reflecting the continued strength and quality of our business, we are reaffirming our revenue and profit guidance. For full-year fiscal 2024, on a constant currency basis relative to fiscal 2023, we expect revenue in the range of $670.0 million to $685.0 million and non-GAAP EBITDA margin in the range of 12.2% to 13.0%. We remain confident in CRA’s overall competitive position, which is reflected in our decision to raise our quarterly cash dividend by 17%, but we are mindful that macroeconomic headwinds and geopolitical conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty and without unreasonable effort: (A) unusual gains or charges, foreign currency exchange rates and the resulting effect of these items on CRA’s taxes and (B) the impact of equity awards on CRA’s taxes.

These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Quarterly Dividend
On October 31, 2024, CRA announced that it increased its quarterly cash dividend by 17% from $0.42 to $0.49 per common share. The dividend will be payable on December 13, 2024 to shareholders of record as of November 26, 2024. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its third-quarter 2024 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO, Dan Mahoney, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. On a constant currency basis for the fiscal year-to-date period ended September 28, 2024 relative to the fiscal year-to-date period ended September 30, 2023, revenue and non-GAAP EBITDA would have been lower by $1.6 million and $0.4 million, respectively.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2024 on a constant currency basis relative to fiscal 2023 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2024 COMPARED TO SEPTEMBER 30, 2023
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2024	As a % of Revenue	September 30, 2023	As a % of Revenue	September 28, 2024	As a % of Revenue	September 30, 2023	As a % of Revenue
Revenues	$167,748	100.0%	$147,553	100.0%	$510,979	100.0%	$462,363	100.0%
Costs of services (exclusive of depreciation and amortization)	115,188	68.7%	105,894	71.8%	359,394	70.3%	327,064	70.7%
Selling, general and administrative expenses	31,269	18.6%	27,919	18.9%	93,784	18.4%	86,137	18.6%
Depreciation and amortization	2,900	1.7%	2,947	2.0%	8,503	1.7%	8,762	2.0%
Income from operations	18,391	11.0%	10,793	7.3%	49,298	9.6%	40,400	8.7%

Interest expense, net	(1,457)	-0.9%	(1,025)	-0.7%	(3,405)	-0.7%	(3,212)	-0.7%
Foreign currency gains (losses), net	(904)	-0.5%	755	0.5%	(1,236)	-0.2%	(459)	-0.1%
Income before provision for income taxes	16,030	9.6%	10,523	7.1%	44,657	8.7%	36,729	7.9%
Provision for income taxes	4,593	2.7%	1,927	1.3%	12,991	2.5%	9,707	2.1%
Net income	$11,437	6.8%	$8,596	5.8%	$31,666	6.2%	$27,022	5.8%

Net income per share:
Basic	$1.68		$1.22		$4.62		$3.83
Diluted	$1.67		$1.21		$4.57		$3.78

Weighted average number of shares outstanding:
Basic	6,760		6,977		6,840		7,026
Diluted	6,843		7,083		6,922		7,138

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2024 COMPARED TO SEPTEMBER 30, 2023
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2024	As a % of Revenue	September 30, 2023	As a % of Revenue	September 28, 2024	As a % of Revenue	September 30, 2023	As a % of Revenue
Revenues	$167,748	100.0%	$147,553	100.0%	$510,979	100.0%	$462,363	100.0%

Net income	$11,437	6.8%	$8,596	5.8%	$31,666	6.2%	$27,022	5.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	16	—%	—	—%	52	—%
Restructuring (1)	—	—%	—	—%	8,176	1.6%	—	—%
Acquisition-related costs	—	—%	—	—%	—	—%	22	—%
Foreign currency (gains) losses, net	904	0.5%	(755)	-0.5%	1,236	0.2%	459	0.1%
Tax effect on adjustments	(227)	-0.1%	166	0.1%	(2,467)	-0.5%	(138)	—%
Non-GAAP net income	$12,114	7.2%	$8,023	5.4%	$38,611	7.6%	$27,417	5.9%

Non-GAAP net income per share:
Basic	$1.78		$1.14		$5.63		$3.89
Diluted	$1.77		$1.13		$5.57		$3.83

Weighted average number of shares outstanding:
Basic	6,760		6,977		6,840		7,026
Diluted	6,843		7,083		6,922		7,138

(1) Includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
SEPTEMBER 28, 2024 COMPARED TO SEPTEMBER 30, 2023
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	September 28, 2024	As a % of Revenue	September 30, 2023	As a % of Revenue	September 28, 2024	As a % of Revenue	September 30, 2023	As a % of Revenue
Revenues	$167,748	100.0%	$147,553	100.0%	$510,979	100.0%	$462,363	100.0%

Net income	$11,437	6.8%	$8,596	5.8%	$31,666	6.2%	$27,022	5.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	16	—%	—	—%	52	—%
Restructuring (1)	—	—%	—	—%	8,176	1.6%	—	—%
Acquisition-related costs	—	—%	—	—%	—	—%	22	—%
Foreign currency (gains) losses, net	904	0.5%	(755)	-0.5%	1,236	0.2%	459	0.1%
Tax effect on adjustments	(227)	-0.1%	166	0.1%	(2,467)	-0.5%	(138)	—%
Non-GAAP net income	$12,114	7.2%	$8,023	5.4%	$38,611	7.6%	$27,417	5.9%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	1,457	0.9%	1,025	0.7%	3,405	0.7%	3,212	0.7%
Provision for income taxes	4,820	2.9%	1,761	1.2%	15,458	3.0%	9,845	2.1%
Depreciation and amortization	2,900	1.7%	2,947	2.0%	8,503	1.7%	8,762	2.0%
Non-GAAP EBITDA	$21,291	12.7%	$13,756	9.3%	$65,977	12.9%	$49,236	10.6%

(1) Includes cash severance of $2.5M and non-cash charges of $5.7M associated with portfolio optimization actions.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 28, 2024	December 30, 2023
Assets
Cash and cash equivalents	$24,481	$45,586
Accounts receivable and unbilled services, net	232,855	199,556
Other current assets	28,204	20,334
Total current assets	285,540	265,476

Property and equipment, net	38,496	38,176
Goodwill and intangible assets, net	102,176	101,185
Right-of-use assets	87,032	86,887
Other assets	69,099	61,487
Total assets	$582,343	$553,211

Liabilities and Shareholders’ Equity
Accounts payable	$28,430	$28,701
Accrued expenses	146,284	171,040
Current portion of lease liabilities	18,626	16,475
Revolving line of credit	60,000	—
Other current liabilities	14,917	19,871
Total current liabilities	268,257	236,087
Non-current portion of lease liabilities	89,412	92,280
Other non-current liabilities	20,161	12,743
Total liabilities	377,830	341,110

Total shareholders’ equity	204,513	212,101
Total liabilities and shareholders’ equity	$582,343	$553,211

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	September 28, 2024	September 30, 2023
Operating activities:
Net income	$31,666	$27,022
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	24,425	21,542
Accounts receivable and unbilled services	(32,321)	1,559
Working capital items, net	(53,459)	(50,150)
Net cash used in operating activities	(29,689)	(27)

Investing activities:
Purchases of property and equipment, net	(6,032)	(2,008)
Consideration paid for acquisition, net	(1,500)	(577)
Net cash used in investing activities	(7,532)	(2,585)

Financing activities:
Borrowings under revolving line of credit	95,000	105,000
Repayments under revolving line of credit	(35,000)	(73,000)
Tax withholding payments reimbursed by shares	(2,030)	(2,040)
Cash dividends paid	(8,850)	(7,773)
Repurchase of common stock	(33,348)	(23,577)
Net cash provided by (used in) financing activities	15,772	(1,390)
Effect of foreign exchange rates on cash and cash equivalents	344	159
Net decrease in cash and cash equivalents	(21,105)	(3,843)
Cash and cash equivalents at beginning of period	45,586	31,447
Cash and cash equivalents at end of period	$24,481	$27,604

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$1,228	$(129)
Asset retirement obligations	$191	$—
Excise tax on share repurchases	$(284)	$(190)
Right-of-use assets obtained in exchange for lease obligations	$10,627	$2,503
Supplemental cash flow information:
Cash paid for taxes	$17,085	$9,953
Cash paid for interest	$3,086	$2,904
Cash paid for amounts included in operating lease liabilities	$15,008	$16,660